UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 6, 2012

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(Exact Name of Registrant as Specified in Charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15225 N. 49th Street Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

(602) 595-4997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 6, 2012, El Capitan Precious Metals, Inc. (the “Company”) filled the existing vacancy on its Board of Directors by electing Mr. Arly Richau to serve as a director of the Company, and appointed Mr. Richau to serve as the Company’s Secretary.

In conjunction with his election to the Board of Directors, on July 6, 2012, the Company granted Mr. Richau an option to purchase 500,000 shares of the Company’s common stock.  The option was granted under the Company’s 2005 Stock Incentive Plan, has an exercise price of $0.21 per share (the closing price of the Company’s stock on the date of grant), and will vest in 12 monthly installments, in amounts as nearly equal as possible, on the last calendar day of each month commencing July 31, 2012 and ending June 30, 2013.

On July 6, 2012, the Company granted options to purchase 500,000 shares of the Company’s common stock to each of Charles M. Mottley and John F. Stapleton as compensation for services rendered in their respective officer capacities through April 2012. The options were granted under the Company’s 2005 Stock Incentive Plan, have an exercise price of $0.21 per share (the closing price of the Company’s stock on the date of grant), and were fully vested on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ John F. Stapleton
Date: July 10, 2012		Name: John F. Stapleton
Title: Chief Financial Officer